                                                                    EXHIBIT 21.1

                                ATMEL CORPORATION
                           SUBSIDIARIES OF REGISTRANT

The following are the subsidiaries of the Registrant:

         Atmel Acquisition Corporation, a Delaware corporation

         Atmel Asia Limited, a Hong Kong corporation

         Atmel B.V., a Netherlands corporation

         Atmel Duisburg GmbH, a German corporation

         Atmel Munich GmbH, a German corporation

         Atmel Finance Inc., a California corporation

         Atmel France SARL, A French limited liability company

         Atmel FSC, Inc., a Barbadian corporation

         Atmel Germany GmbH, a German corporation

         Atmel Grenoble S.A.S., a French Corporation

         Atmel Hellas A.E., a Greek corporation

         Atmel Holding GmbH, a German corporation

         Atmel Irving LLC, a California limited liability company

         Atmel Italia Srl, an Italian corporation

         Atmel Japan K.K., a Japanese corporation

         Atmel Korea Pte. Ltd., a Korean corporation

         Atmel Nantes S.A., a French corporation

         Atmel Nederland B.V., a Dutch corporation

         Atmel Nordic AB, a Swedish corporation

         Atmel North Tyneside Limited, a United Kingdom corporation

         Atmel Norway AS, a Norwegian corporation

         Atmel OY, a Finnish corporation

         Atmel Paris S.A.S., a French corporation

         Atmel Research, a Cayman Islands corporation

         Atmel Roma S.R.L., an Italian company

         Atmel Rousset S.A.S., a French corporation

         Atmel San Jose LLC, a California limited liability company

         Atmel Sarl, a Swiss corporation

         Atmel Singapore Pte. Limited, a Singaporean corporation

         Atmel Smartcard ICS Limited, a United Kingdom corporation

         Atmel Switzerland Sarl, a Swiss corporation

         Atmel Taiwan Limited, a Taiwanese corporation

         Atmel Texas LP, a Texas limited partnership

         Atmel U.K. Holdings Limited, a United Kingdom corporation

         Atmel U.K. Limited, a United Kingdom corporation

         Atmel Vermogensverwaltungs GmbH & Co KG, a German limited partnership

         Atmel Versailles SNC, a French partnership

         Atmel-WM Hong Kong Limited, a Hong Kong corporation

         Atmel-WM Korea Limited, a Korea corporation

         Atmel-WM N.A. Corporation, a California corporation

         Atmel-WM Singapore Pte Ltd, a Singapore corporation

         Dream S.A., a French corporation

         Facility Service GmbH, a German corporation

         Temic Semiconductor Test Inc., a Philippine corporation

         Temic UK Limited, a United Kingdom corporation

         TSPIC Corporation, a Philippine corporation